EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VendingData Corporation (the “Company”) on Form 10-QSB for the quarterly period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mark R. Newburg, President and Chief Executive Officer of the Company, and Arnaldo F. Galassi, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Mark R. Newburg	Dated:	May 15, 2006
Mark R. Newburg
Title:	President, Chief Executive Officer and Treasurer (Principal Executive Officer)

By:	/s/ Arnaldo F. Galassi	Dated:	May 15, 2006
Arnaldo F. Galassi
Title:	Chief Financial Officer and Secretary (Principal Financial Officer)

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.